Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST NEW YORK, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com September 8, 2021
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Sea Limited
1 Fusionopolis Place, #17-10, Galaxis
Singapore 138522

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Sea Limited, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form F‑3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of: (i) Class A ordinary shares, par value $0.0005 per share, of the Company (“Class A Ordinary Shares”), which may be represented by American Depositary Shares, each representing one Class A Ordinary Share (collectively, the “ADSs”), (ii) preference shares of the Company (“Preference Shares”), which may be issued in one or more series, (iii) debt securities, which may be issued in one or more series (the “Debt Securities”) under the indenture (the “Indenture”) proposed to be entered into between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), (iv) guarantees by the Company (“Guarantees”) of debt securities issued by the Company’s subsidiaries (“Subsidiary Debt Securities”), which may be issued pursuant to a stand-alone guarantee, (v) warrants to purchase Class A Ordinary Shares, which may be represented by ADSs, Preference Shares or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be

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September 8, 2021

entered into by the Company and one or more warrant agents to be named therein, (vi) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, Class A Ordinary Shares, which may be represented by ADSs, Preference Shares or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vii) purchase units of the Company (“Purchase Units”), each consisting of a purchase contract and either Debt Securities or debt obligations of third parties, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein and (viii) such indeterminate number of Class A Ordinary Shares, which may be represented by ADSs, or Preference Shares and such indeterminate amount of Debt Securities as may be issued upon exercise, settlement, exchange or conversion, as applicable, of any Preference Shares, Debt Securities, Warrants, Purchase Contracts or Purchase Units, including such Class A Ordinary Shares, which may be represented by ADSs, or Preference Shares as may be issued pursuant to anti-dilution adjustments (collectively, “Indeterminate Securities”). The Class A Ordinary Shares, which may be represented by ADSs, the Preference Shares, the Debt Securities, the Guarantees, the Warrants, the Purchase Contracts, the Purchase Units and the Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the Registration Statement; and

(b)          the form of Indenture filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein

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that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Transaction Documents (as defined below).

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined-on Law”).

As used herein, “Transaction Documents” means the Indenture and any supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Guarantees, the Warrant Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 5 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations, (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto, (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the organizational documents of the Company so as not to violate any applicable law, the organizational documents of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939, (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and

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September 8, 2021

authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2.          With respect to any Guarantee of any series of Subsidiary Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939, (c) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates (if any) or notations evidencing the Offered Guarantees and the certificates evidencing the Subsidiary Debt Securities guaranteed thereby have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and, if applicable, authenticated in accordance with the provisions of any applicable agreements, the Offered Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

3.          With respect to any Warrants offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Class A Ordinary Shares, which may be represented by ADSs, the Preference Shares and/or the Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

4.          With respect to any Purchase Contracts offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Class A Ordinary Shares, which may be represented by ADSs, the Preference Shares and/or the Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

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September 8, 2021

5.          With respect to any Purchase Units offered by the Company pursuant to the Registration Statement (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Purchase Contracts and any Debt Securities or any debt obligations of third parties included in such Offered Purchase Units have been duly authorized for issuance or sale by the Company, as applicable, and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)          we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)          we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)          except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)          we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such provision purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)          we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in

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addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)          we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment; further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)          we have assumed that any Subsidiary Debt Securities are manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee and that the Subsidiary Debt Securities are enforceable against the applicable subsidiary of the Company in accordance with the terms of the Subsidiary Debt Securities;

(i)          we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(j)          we have assumed that the laws of the State of New York will be chosen to govern any Guarantees, Warrant Agreements, Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(k)          we have assumed that the Indenture will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us;

(l)          we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(m)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Document from a court judgment in another currency;

(n)          we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(o)          to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

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September 8, 2021

In addition, in rendering the foregoing opinions we have assumed that:

(a)          the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b)          the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c)          neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the organizational documents of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)          neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

In addition, we note that (a) the enforceability in the United States of the waiver in Section 16.14 of the Indenture by the Company of any immunities from court jurisdiction and from legal process is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 16.13 of the Indenture of any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, as the venue for actions or proceedings relating to the Indenture and the Securities is (notwithstanding the waiver in Section 16.13) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY